News Release

Silverado Commences Pre-Feasibility Study

 and

Announces 2008 Geophysical Results at Nolan Creek

VANCOUVER, BC, Canada, September 10, 2008. Silverado Gold Mines Ltd. (the “Company” or “Silverado”) SLGLF OTCBB, SLGL Frankfurt, www.silverado.com, is pleased to announce that it has engaged an independent mining consulting company to prepare a pre-feasibility study to assess the potential commercial development of the gold and antimony lode deposits at Workman's Bench on the Company's Nolan Creek property in Alaska. The pre-feasibility study will utilize exploration work completed by Silverado during 2007 and 2008. The mineral resource estimate for the Nolan Creek property has been reported in a NI 43-101 Technical Report entitled “Estimation of Lode and Placer Mineral Resources, Nolan Creek Valley, Wiseman B-1 Quadrangle, Koyukuk, District, Northern Alaska”, dated July 29, 2008, prepared by Thomas K. Bundtzen of Pacific Rim Geological Consulting, Inc., which is available on SEDAR at www.sedar.com.

The preliminary feasibility study is expected to be completed within the Fourth Quarter of 2008.

Silverado further announces that it has received the results of geophysical surveys, using very low frequency electromagnetic (VLF-EM) techniques, carried out on the Nolan Creek Property in 2008. The Fortress and Saddle Zones disclosed additional strong conductors (geological structures) to those located in 2007. These geological structures exist at and around the northeast end of Solomon’s Shear Zone and are at the headwaters of Thompson Pup Creek where Silverado extracted many fresh (sharp-edged) gold crystals as part of its previous operations. These structures are interpreted to possibly represent mineralized zones as: (i) they relate to gold and antimony geochemical soil anomalies which overlie some of these geological structures; and (ii) samples taken from quartz carbonate veins within these structures have assayed as high as 0.24 oz gold per ton on the Fortress Zone and 28.09% antimony per ton on the Saddle Zone.

Additional VLF-EM surveys carried out in 2008 disclosed strong conductors on the “Hillside” part of Solomon’s Shear Zone coincident with strong gold-arsenic-antimony soil anomalies in an area uphill from the many gold nuggets (as large as 41.5 oz) that Silverado has recovered from its previous operations at Nolan Creek.

SILVERADO GOLD MINES LTD. / SILVERADO GREEN FUEL INC.
Suite 1820 - 1111 West Georgia Street, Vancouver, British Columbia, Canada V6E 4M3, Telephone: (604) 689-1535, Facsimile: (604) 682-3519
Investor Relations: E-mail: ir@silverado.com ; Public Relations : E-mail: pr@silverado.com ; Toll Free: 1-800-665-4646 (Canada and USA only)
Silverado Gold Mines Ltd. www.silverado.com

Dr. Karsten Eden, Certified Professional Geologist and European Geologist, and Vice President Exploration of Silverado Gold Mines Inc., is the qualified person as defined by Canadian National Instrument 43-101 for the Company, and has verified the data contained in this news release.

About the Company

The Company is an exploration stage company focused on the exploration of gold properties, with some past production, and the development of new environmentally friendly low-rank coal water fuel technology. The Company has gold properties located throughout Alaska, which include a 100% interest in numerous mining claims located on the Nolan Creek property. Please visit www.silverado.com

The Company is developing low-rank coal water fuel that is designed to be produced from low-rank coal and processed into an environmentally friendly oil substitute. Silverado Green Fuel Inc. is a wholly owned subsidiary of its publicly traded parent, Silverado Gold Mines Ltd. For more information about Silverado Green Fuel Inc., please visit http://www.silveradogreenfuel.com/

Contact Information - Silverado Gold Mines Ltd.

Mailing Address Telephone: (604) 689-1535 Suite 1820 - 1111 West Georgia St Facsimile: (604) 682-3519 Vancouver, British Columbia Toll Free: 1-800-665-4646 Canada V6E 4M3 (Canada and USA only)

Trading Symbols Investor Relations: E-mail: ir@silverado.com OTC BB - SLGLF Public Relations: E-mail: pr@silverado.com FRANKFURT - SLGL Media Relations: E-mail: jay@silverado.com

Forward-Looking Statements

This news release may contain, in addition to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this news release that are forward-looking statements are based on the current expectations, beliefs, assumptions, estimates and forecasts about the Company's business and the industry and markets in which it operates. Such forward-looking statements involve risks and uncertainties regarding the market price of gold, availability of funds, government regulations, common share prices, operating costs, capital costs, outcomes of test mining activities and other factors. Forward-looking statements are made, without limitation, in relation to operating plans, property exploration activities, including test mining activities, availability of funds, environmental reclamation, operating costs and permit acquisition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential", or "continue", and the negative of such terms or other comparable terminology. Actual events or results may differ materially. In evaluating these statements, you should consider various factors, including the risks detailed in the Company's filings with the Canadian Securities Authorities and the US SEC. These factors may cause the Company's actual results to differ materially from any forward-looking statement. Except as required by applicable securities laws, the Company disclaims any obligation to publicly update these statements, or disclose any difference between its actual results and those reflected in these statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

SILVERADO GOLD MINES LTD. / SILVERADO GREEN FUEL INC.
Suite 1820 - 1111 West Georgia Street, Vancouver, British Columbia, Canada V6E 4M3, Telephone: (604) 689-1535, Facsimile: (604) 682-3519
Investor Relations: E-mail: ir@silverado.com ; Public Relations : E-mail: pr@silverado.com ; Toll Free: 1-800-665-4646 (Canada and USA only)
Silverado Gold Mines Ltd. www.silverado.com